UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No._)

Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒   Definitive Proxy Statement
☐   Definitive Additional Materials
☐   Soliciting Material Pursuant Sec.240.14a-12

MEDIA SCIENCES INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒  No fee required.
☐   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)        Title of each class of securities to which transaction applies:

    2)        Aggregate number of securities to which transaction applies:

    3)        Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4)        Proposed maximum aggregate value of transaction:

    5)        Total fee paid:

☐   Fee paid previously with preliminary materials.

☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)        Amount Previously Paid:

    2)        Form, Schedule or Registration Statement No.:

    3)        Filing Party:

    4)        Date Filed:

MEDIA SCIENCES INTERNATIONAL, INC.

8 Allerman Road

Oakland, New Jersey 07436

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

It is my pleasure to invite you to attend our Annual Meeting of Stockholders. The enclosed proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting, or at any adjournment of the Annual Meeting, for the purposes set forth below.

Time:	9:30 a.m., Eastern Time, on Friday, December 14, 2007

Place:	Sheraton Mahwah

1 International Blvd.

Mahwah, NJ 07495

Items of Business:	(1)	To elect all of the members of the Board of Directors;
(2)	To ratify the selection of Amper, Politziner & Mattia, P.C. as independent registered public accounting firm for the fiscal year ending June 30, 2008; and
(3)	To transact any other business properly brought before the Annual Meeting.

Who May Vote:	You may vote if you were a stockholder of record as of the close of business on October 31, 2007.

Annual Report:	A copy of our 2007 Annual Report is enclosed.

Date of Mailing:	This Notice and the Proxy Statement are first being mailed to stockholders on or about November 12, 2007.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote. You can submit your proxy by mail or vote by telephone or the Internet. If you are a registered stockholder and attend the meeting, you may revoke your proxy and vote your shares in person. If you hold your shares through a bank or broker and want to vote your shares in person, please contact your bank or broker to obtain a legal proxy. If you hold shares in street name but will not attend the meeting, we request that you return your instructions to vote your shares to your broker.

By order of the Board of Directors

/s/ Denise Hawkins
Denise Hawkins, Secretary
Oakland, New Jersey
November 2, 2007

MEDIA SCIENCES INTERNATIONAL, INC.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 14, 2007

INFORMATION ABOUT THE MEETING

What am I voting on?

You will be voting on the following Proposals:

(1)	To elect all of the members of the Board of Directors;
(2)	To ratify the selection of Amper, Politziner & Mattia, P.C. as independent registered public accounting firm for the fiscal year ending June 30, 2008; and
(3)	To transact any other business properly brought before the Annual Meeting.

Who can vote?

You can vote if you were a stockholder of record of our common stock as of the close of business on October 31, 2007. Each share of common stock is entitled to one vote. Our common stock is the only class of voting stock, and there is no cumulative voting. As of October 31, 2007, we had 11,614,989 shares of common stock outstanding.

How many shares must be present to hold the meeting?

To hold the meeting and conduct business, a majority of the shares entitled to vote as of the record date must be present in person or by proxy. This is called a quorum. Your shares are counted as present at the meeting if you have properly voted by Internet or telephone or submitted a proxy card prior to the meeting, or are present and vote in person at the meeting. Abstentions and broker non-votes will be counted for purposes of establishing a quorum.

How do I vote my shares without attending the meeting?

If you are a stockholder of record, you may vote: (1) over the Internet, at the address shown on your proxy card; (2) by telephone, through the number shown on your proxy card; or (3) by mail, by completing, signing and returning the enclosed proxy card.

How do I vote if my shares are held in “street name”?

If a bank or broker holds your shares, you are considered the beneficial owner of shares held in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your bank or broker, along with voting instructions. Your ability to vote by telephone or the Internet depends on their voting procedures. Please follow the directions that your bank or broker provides.

How do I vote my shares at the meeting?

You may vote your shares at the meeting if you attend in person. If you are a stockholder of record, please bring the enclosed proxy card and proof of identity. If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker and bring proof of identity in order to vote at the meeting. A legal proxy is an authorization from your bank or broker to vote the shares it holds in its name. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy, so your vote will be counted if you later decide not to attend the meeting.

May I change my vote, or revoke my proxy?

Yes. You may change your vote at any time before the polls close. You may change your vote by and revoke your proxy by: (1) voting by telephone or the Internet at a later time; (2) submitting a properly signed proxy card with a later date; (3) voting in person at the meeting; or (4) sending a signed statement with a later date to that effect to Media Sciences International, Inc., Attn.: Corporate Secretary, 8 Allerman Road, Oakland, New Jersey 07436.

Will my shares be voted if I do not provide my proxy?

No. If you are a registered stockholder and do not provide a proxy, you must attend the meeting in order to vote your shares.

What if I return my proxy card, but do not provide voting instructions?

Proxies that are signed and returned but do not contain instructions will be voted "For" the Proposals, and on other matters properly brought before the meeting in accordance with the best judgment of the named proxies.

If I hold my shares in street name, will my shares be voted if I do not provide instructions?

If you hold shares in street name, your broker has discretionary authority to vote the shares on “routine” matters. Proposals Nos. 1 and 2 are to be acted upon at the meeting are routine matters. When a proposal is not routine, and you do not provide voting instructions to your broker, your broker cannot vote the shares on that proposal, and your shares are counted as “broker non-votes.”

What vote is required to elect directors?

Proposal No. 1. For each director nominee, you may either vote “For” or “Withhold Authority” to vote. Directors will be elected by a plurality of the shares present in person or by proxy and entitled to vote. This means that the eight nominees who receive the largest number of “for” votes will be elected as directors. Stockholders may not cumulate their votes in the election of directors. Votes withheld are not counted toward a nominee’s total.

Does the company have a majority voting policy for director elections?

Yes. Any director who receives more “withhold” votes than “for” votes will be required to submit a letter of resignation for consideration by the Board’s Nominating and Corporate Governance Committee. The Committee would then make a recommendation regarding the resignation to the Board.

What vote is required to approve the other proposal?

Proposal No. 2. You may vote “For”, “Against” or “Abstain” on this proposal. For approval of this proposal, the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote on the proposal is required. If you abstain, your shares will have the same effect as a vote against the proposal. Broker non-votes, are not counted as votes “for” or “against” the proposal.

Am I entitled to dissenters’ right of appraisal?

The actions to be acted upon at the annual meeting do not invoke dissenters’ right of appraisal.

How does the Board recommend that I vote?

The Board of Directors recommends that you vote “FOR” each of the Proposals.

Who is soliciting the proxies?

The proxy is solicited on behalf of our Board of Directors.

PROPOSAL NO. 1

Election of Directors

Our Nominating Committee has recommended and the Board has proposed that the eight nominees listed below be elected at the annual meeting. Each nominee is a present director standing for re-election. There are no family relationships among any of our directors or executive officers. We know of no reason why any nominee should be unable or unwilling to serve as a director. Each nominee has agreed to serve as a director, if elected. If for some unforeseen reason a nominee becomes unable or unwilling to serve, the proxies will be voted for a substitute nominee selected by the Board.

Nominees

The eight nominees for election to the Board this year are:

Name	Age	Position
Michael W. Levin	42	Chief Executive Officer, President and Chairman of the Board
Paul C. Baker	70	Director
Edwin Ruzinsky	74	Director
Henry Royer	75	Director
Alan Bazaar	37	Director
Dennis Ridgeway	58	Director
Willem van Rijn	58	Director
Frank J. Tanki	67	Director

Business Experience of Nominees

Michael W. Levin, Chief Executive Officer, President and Chairman of the Board:

Michael W. Levin has served as our Chief Executive Officer, President and Chairman of the Board since June 18, 1998. Mr. Levin serves on the compensation committee. Before June 1998, he had served as President, Treasurer, Secretary and Chairman of Media Sciences’ predecessor, Cadapult Graphic Systems Inc. (“CGSI”) since 1987, when he founded CGSI while attending Lehigh University. He is responsible for a senior management team as well as merger and acquisition activity and corporate finance. In 2002, Mr. Levin was recognized in Business News New Jersey’s annual “40 under 40” issue, which profiles the state’s outstanding business leaders under the age of 40. He also was selected as the honorary annual fundraising chairman for the Children’s Cancer Research Fund of New York Medical College in 1999. In 1987, Mr. Levin graduated summa cum laude from Lehigh University, receiving a Bachelor of Science Degree in Mechanical Engineering.

Paul C. Baker, Director:

Paul C. Baker has served as a Director since June 18, 1998. Mr. Baker is the chairman of the Compensation committee. From 1986 to 2000 he was President of Sherwood Partners, Inc., a venture capital and management consulting company, which he founded, that focused on developing companies with high growth potential. From 2000 to present, he has been General Partner of PCB Associates, LLC which performs similar services. Prior to 1986, Baker held various management positions during 25 years of employment with American Cyanamid Co., including President of Cyanamid's Shulton, Inc. subsidiary from 1977 to 1979 and Group Vice President of Cyanamid from 1979 to1984. Baker graduated from Lehigh University in 1959 and 1960 with degrees in Engineering and Liberal Arts and received his MBA degree from Fairleigh Dickinson University in 1963. Mr. Baker also currently serves on the board of Pascack Community Bank.

Edwin Ruzinsky, Director:

Mr. Ruzinsky has served as a Director since August 27, 1999 and is the chairman of the Audit Committee and also serves on the Nominating and Corporate Governance committee. He is a Certified Public Accountant and a Certified Management Consultant. Prior to his retirement on June 1, 1996 as a Partner in Deloitte Consulting LLC, a wholly-owned subsidiary of Deloitte & Touche LLP, he served for many years as the firm’s National Director-Media Industry Services. He previously served Times Mirror Company as Vice President of Finance & Administration/Book Publishing Group and Parents’ Magazine Enterprises, Inc. as Chief Accounting Officer. Mr.

Ruzinsky continues serving as a member of the Pace University/ Dyson School of Liberal Arts & Sciences/Master of Science in Publishing Advisory Board. On June 15, 2007, Mr. Ruzinsky resigned as a director of Gentis, Inc., a bioscience company, due to its recapitalization. On March 31, 2005, Dowden Health Media, Inc. on whose board Mr. Ruzinsky served, was sold.

Henry Royer, Director:

Henry Royer has served as a Director since December 23, 1999. Mr. Royer serves on the Compensation, Nominating and Corporate Governance committee. From 1965 to 1983, Mr. Royer held several positions at First National Bank of Duluth, serving as Executive Vice President/Loans when he left First National Bank. He then joined The Merchants National Bank of Cedar Rapids, now named US Bank Cedar Rapids, N.A., where he served as Chairman and President until August 1994. From September 1994 through December 31, 1997, he served as the President and Chief Executive Officer of River City Bank, Sacramento, California. He served as an Independent Trustee of Berthel Growth & Income Trust I from its date of inception in 1995 through February 5, 1999, when he resigned to join Berthel Fisher & Company Planning Inc., and was elected President of Berthel Trust in July 1999. He was elected President of Berthel SBIC, LLC in August 1999. In 1999 he assisted in the organization and served as Chairman of the Board of Cedar Rapids Bank and Trust and as a member of the board of QCRH, a bank holding company, retiring in 2006. He also serves on various Boards of privately-held companies. He graduated in 1953 from Colorado College with a B.A. in Money and Banking.

Alan Bazaar, Director:

Alan Bazaar has served as a Director since June 30, 2004. He is chairman of the Nominating and Corporate Governance Committee and also serves on the Compensation Committee. He is a Certified Public Accountant. Mr. Bazaar is a Managing Director and Portfolio Manager at Richard L. Scott Investments, LLC. His responsibilities include co-managing a public company portfolio for Richard L. Scott Investments, LLC, a value-oriented, family investment office, focused on both public and private equity investments. Mr. Bazaar performs all elements of due diligence on perspective investment companies. From 1995 to July 1999, Mr. Bazaar was with Arthur Andersen LLP. At Arthur Andersen, he worked for both the Assurance and Financial Buyer's Practices and in his last position he served as a Supervisory Senior Consultant in their Business Fraud and Investigation Services Unit. Mr. Bazaar graduated from Bucknell University in 1992 with a degree in History, and he received a MBA from New York University, Leonard N. Stern School of Business in 1997.

Dennis Ridgeway, Director:

Dennis Ridgeway became a director on February 22, 2006. From 1998 through 2005, Mr. Ridgeway served as an independent management consultant and since 2004 has also served as a board member and technical advisor for a working museum in the United Kingdom. From 1984 to 1998, Mr. Ridgeway held various positions with Katun Corporation, an aftermarket manufacturer of components and supplies for the business equipment industry. Headquartered in the United Kingdom, his positions included European Sales Manager, General Manager, Assistant Vice President, and Vice President of European Operations from 1994 to 1998. Prior to 1984 Mr. Ridgeway held senior management positions with Kalle Infotec the business equipment subsidiary of Hoechst AG in Europe.

Willem van Rijn, Director:

Willem van Rijn became a director on May 2, 2006. Mr. van Rijn has been Senior Advisor to the founder and management committee of Capco, an international operations and technology consulting and solutions firm, since 2002. From 1995 to 2002, Mr. van Rijn was a Senior Partner at PricewaterhouseCoopers Consulting, and its predecessor firm Coopers & Lybrand, where he served as the Managing Partner of the Japanese financial services consulting practice from 1998 to 2002, and of the global strategy and financial risk management consulting practices from 1995 to 1998. Mr. van Rijn’s business experience includes: President of Rhode Island-based Gtech International (a division of Gtech Corporation), a provider of state and national lottery technology, outsourcing, software and professional services, from 1994-1995; Partner in the New York office of Coopers & Lybrand from 1990 to 1994; Partner at Bank Street Consulting Group, a management consulting firm, from 1986 to 1990; Senior Vice President in charge of international banking activities in the United States for Bank of America from 1981 to 1986; Corporate Treasurer and member of the Managing Committee for global window covering and machine tooling company Hunter Douglas NV from 1976 to 1981; and Vice President, Account Manager of large accounts for commercial banking services, based in The Netherlands, for Bank of America from 1971 to 1976. Mr. van Rijn also currently serves on the board of Computer Horizons Corp.

Frank J. Tanki, Director:

Frank Tanki joined our Board in December, 2006. He is a Certified Public Accountant and retired in 1998 as a Senior Partner of Coopers & Lybrand, the predecessor of PricewaterhouseCoopers. Mr. Tanki was a member of the firm’s Executive Management Committee from 1994 to 1995. During his time with the firm he served as Director of Accounting and SEC Technical Services and as the Business Assurance Partner In Charge of the New York Metro practice. He has served on the Auditing Standards Board of the American Institute of Certified Public Accountants. Mr. Tanki also currently serves on the board of directors of Computer Horizons Corp. and MonoSol Rx, Inc.

The Board of Directors recommends that you vote “FOR”

the election of each of these nominees.

BOARD OF DIRECTORS INFORMATION

Corporate Governance

The Board is responsible for the control and direction of the Company. The Board represents the Company’s stockholders and its primary purpose is to build long-term stockholder value. Our bylaws provide that our Board consists of seven to nine persons, and our Board currently consists of eight members. Each director stands for election every year, and holds office until the next annual meeting of the stockholders and until his or her successor is elected and qualified.

Director Independence.   Our Board currently consists of eight members, each of whom, other than our Chairman, Mr. Levin, are non-employee members that the Board has determined satisfies applicable Nasdaq standards for independence. Each Board committee is comprised of at least three non-employee Board members, each of whom are the Board has determined satisfies applicable Nasdaq standards for independence.

Code of Ethics.   We have adopted a Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer and all other executive officers. Our Code of Ethics is publicly available on our website at www.mediasciences.com.

Director Attendance at Annual Stockholder Meetings.   The Board has not adopted a policy regarding director attendance at the annual stockholder meeting. Directors are invited to attend. Each of the nominees, other than Mr. Royer and Mr. Ridgeway, attended last year’s annual meeting.

Board Meetings.   During the fiscal year ended June 30, 2007, the Board of Directors held five meetings. During this period, each director attended or participated in more than 75% of the total meetings of the Board of Directors and the committee or committees on which he or she served.

Board Committees and Meetings.   The Board has three principal committees: Audit Committee; Compensation Committee, and Nominating and Corporate Governance Committee. The charters for these committee can be found on our web site at www.mediasciences.com.

Members of the Board Committees are selected each year by our Board of Directors. Selection to a committee of the Board of Directors is determined by the majority vote of the Board of Directors.

The Audit Committee met five times in connection with fiscal year 2007. The Compensation Committee met six times in connection with fiscal year 2007. The Nominating and Corporate Governance Committee met two times in connection with fiscal year 2007.

Committee Membership.   The following table summarizes the membership of the Board and each of its committees for our 2007 fiscal year.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Michael W. Levin
Paul C. Baker		Chairperson
Edwin Ruzinsky	Chairperson		Member
Henry Royer		Member	Member
Alan Bazaar		Member	Chairperson
Dennis Ridgeway			Member
Willem van Rijn	Member
Frank J. Tanki	Member

Audit Committee Financial Expert.   Mr. Ruzinsky and Mr. Tanki are financial experts serving on our Audit Committee and each is an independent member of our Board.

Audit Committee.   The function of the Audit Committee includes reviewing internal financial information, monitoring cash flow, budget variances and credit arrangements, reviewing the audit program of Media Sciences, reviewing with Media Sciences' independent accountants the results of all audits upon their completion, annually selecting and recommending independent accountants, overseeing the quarterly unaudited reporting process and taking such other action as may be necessary to assure the adequacy and integrity of all financial information distribution by Media Sciences. Each member of the Audit Committee is independent as defined under the Nasdaq's listing standards. The Audit Committee consists of non-employee directors whom Media Sciences has determined are free of any relationship that could influence their judgment as a committee member and are not associated with a major vendor to, or a customer of, Media Sciences.

Compensation Committee.   The function of the Compensation Committee is to make determinations concerning the compensation for our executive officers, director and employees, and to administer our stock-based and other compensation plans. The Compensation Committee reviews and approves corporate goals and objectives relevant to the determination of executive compensation. The Compensation Committee considers, among other factors, the Company’s performance and relative stockholder return, the value of similar incentive awards for senior executive officers at comparable companies, the awards given to senior executive officers in past years, and the recommendations of our Chief Executive Officer. The Compensation Committee may conduct or authorize surveys or studies of compensation matters to maintain the Company’s competitiveness and ability to recruit and retain highly qualified personnel. The Compensation Committee has the sole authority to engage compensation consultants to assist in the evaluation of director, chief executive officer or senior executive compensation. In fiscal 2007, the Compensation Committee engaged a third-party consultant, James F. Reda & Associates, LLC, to review our director compensation structure, and for fiscal 2007, the Board adopted a director compensation structure consistent with the findings of the study.

Nominating and Corporate Governance Committee.   The primary function of the Nominating and Corporate Governance Committee is to identify individuals qualified to become members of the Board consistent with criteria approved by the Board, and to select, or recommend that the Board select, the director nominees for each annual meeting of stockholders or when vacancies occur. The Nominating Committee shall also develop and recommend to the Board corporate governance principles applicable to the Company and be responsible for leading the annual review of Board performance.

Nomination Process and Selection Considerations.   In seeking candidates for directors, members of our Nominating Committee may use their business, professional and personal contacts, accept the recommendations from other Board members, stockholders or management, and engage a professional search firm. Current members of the Board are considered for re-election.

The Nominating Committee assists the Board in determining the desired experience, mix of skills and other criteria and qualities appropriate for Board membership. In considering candidates to serve as directors, the Nominating Committee considers all factors it deems relevant, including, but not limited to: intelligence, high personal and professional ethics, values, integrity and sound judgment; education; business and professional skills and experience; familiarity with our business and the industry in general; independence from management; ability to devote sufficient time to Board business; commitment to regularly attend and participate in meetings of our Board and its committees; and concern for the long-term interests of the stockholders. While our Nominating Committee deems such factors important in evaluating candidates, we do not impose any specific, minimum qualifications for director nominees.

The Nominating Committee uses such resources and information, as it deems appropriate, to evaluate each of the prospective candidates, including all submitted materials, third party references, interviews, publicly available reference items, and professional advice concerning applicable laws, rules, regulations and listing standards, as well as taking into account factors relative to the size and overall composition of the Board, such as the mix of expertise and capabilities of existing Board members, desirable skills and competencies that would enhance Board performance, and the ability of the Board as a whole to work together effectively in the best interests of our company. The process for evaluating candidates and the manner of evaluation conducted by the Nominating Committee is the same regardless of the category of person recommending the proposed candidate.

The Nominating Committee considers candidates recommended by security holders. Stockholders who wish to recommend candidates for director should submit such recommendations to the attention of the Board at our corporate office. To be considered by the Nominating Committee, a stockholder recommendation for a nominee must be made in writing to our Corporate Secretary at our principal executive offices no later than August 31, 2008. Such communication should describe why the candidate meets the Board's criteria described above, include the candidate's and recommender's names and addresses and provide biographical information about the recommended candidate that would be required if the candidate were to be nominated, and include the proposed nominee's written consent to serve as a nominee, if nominated, and as a director, if elected. In considering stockholder recommendations for nominees, the Nominating Committee may request additional information concerning the nominee or the applicable stockholder or stockholders. Stockholder recommendations that meet such requirements will be considered using the same criteria as other candidates by the Nominating Committee.

Director Compensation

We have a compensation plan for our independent directors. In fiscal 2007, eligible outside directors were paid $15,000 per year, payable quarterly, for attendance at regular and special meetings and may be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and for other expenses incurred in their capacity as directors of Media Sciences. Through fiscal 2007, outside directors are granted five or ten year stock options under our incentive stock plan to purchase 10,000 shares of common stock on the date of appointment to the Board, and additional stock options to purchase 10,000 shares of common stock each year thereafter. In fiscal 2008, we intend to pay eligible outside directors $15,000 in cash and grant them stock options valued at $25,000. Chairpersons of the following committees are also paid an additional fee for their committee service: Audit $1,500; Compensation $1,000; and Governance $500.

2007 Compensation of Non-Employee Directors

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(a)(b)	All Other Compensation ($)	Total ($)
Paul Baker	16,000	32,819	–	48,819
Dennis Ridgeway	15,000	32,819	–	47,819
Henry Royer	15,000	32,819	–	47,819
Edwin Ruzinsky	16,500	32,819	–	49,319
Willem van Rijn	15,000	32,819	–	47,819
Alan L. Bazaar (c)	15,500	23,593	–	39,093
Frank J. Tanki	7,500	32,819	–	40,319

(a)

Represents the stock-based compensation recognized in fiscal 2007 in accordance with SFAS No. 123(R). Option awards are valued at the fair value on the grant date using a Black-Scholes model. Assumptions made in the valuation of stock and option awards are discussed in Note 4 to the consolidated financial statements.

(b)

Each director was granted 10,000 options during fiscal 2007. At June 30, 2007, the total number of outstanding options, granted as director compensation, held by each director was: Mr. Baker, 88,000 options; Mr. Ridgeway, 20,000 options; Mr. Royer, 20,000 options; Mr. Ruzinsky, 45,000 options, Mr. van Rijn, 20,000 options; Mr. Bazaar, 35,000 options; and Mr. Tanki 10,000 options.

(c)	Director compensation to Mr. Bazaar is paid to GFX Investments, LLC. Mr. Bazaar is a Managing Director and Portfolio Manager at Richard L. Scott Investments, LLC.

Communications with the Board of Directors

Our annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. In addition, a stockholder wishing to communication with any of our directors regarding Media Sciences International may write to the director or directors at: Name of Director or Directors, c/o Secretary to the Board of Directors, Media Sciences International, Inc., 8 Allerman Road, Oakland, New Jersey 07436. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be inappropriate for submission to the intended recipient(s). Examples of stockholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company’s business or communications that relate to improper or irrelevant topics. The independent directors of the Board review and approve the stockholder’s communication process periodically to ensure effective communication with stockholders.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of Media Sciences International, Inc. is composed of independent directors as required by and in compliance with the listing standards of The NASDAQ Stock Market LLC. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its financial statements. The Company’s independent registered public accounting firm, Amper, Politziner & Mattia, P.C., is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended June 30, 2007 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has received the written disclosures and the letter from Amper, Politziner & Mattia, P.C. required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with them their independence. The Audit Committee has concluded that Amper, Politziner & Mattia, P.C. is independent from the Company and its management.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2007 for filing with the Securities and Exchange Commission.

Dated: September 17, 2007	Members of the Audit Committee Edwin Ruzinsky Willem van Rijn Frank J. Tanki

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Current Auditors

Amper, Politziner & Mattia, P.C. audited our financial statements for the fiscal year ended June 30, 2007. A representative of Amper, Politziner & Mattia, P.C. is expected to be present at the Annual Meeting, will have the opportunity to make a statement if the representative desires to speak, and will be available to respond to appropriate questions of stockholders.

Former Auditors

On February 16, 2007, the Company dismissed J.H. Cohn LLP as its independent registered public accounting firm, effective as of that date. This action was approved by the Company’s Board of Directors and the Audit Committee of the Board of Directors.

J.H. Cohn LLP’s reports on the consolidated financial statements of the Company as of and for the fiscal years ended June 30, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recently completed fiscal years and the subsequent interim period through the date of dismissal, there were no disagreements with J.H. Cohn LLP, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of J.H. Cohn LLP, would have caused J.H. Cohn LLP to make reference to the subject matter of the disagreement in its reports on the financial statements for such years.

During the fiscal years ended June 30, 2006 and 2005, and in the subsequent interim periods preceding the dismissal of J.H. Cohn LLP, the Company did not have any reportable events within the meaning of Item 304(a)(1)(iv) of Regulation S-B, except for the material weakness in internal control over financial reporting described in this paragraph. In connection with its review of the Company’s financial statements for the quarter ended March 31, 2005, J.H. Cohn LLP brought to the Company’s attention that certain issued and outstanding options that permitted “cashless exercise” were subject to variable plan accounting treatment under the Financial Accounting Standards Board’s Interpretation 44, “Accounting for Certain Transactions Involving Stock Compensation an Interpretation of APB Opinion No. 25” (Issue Date 3/00). Accordingly, certain previously unrecognized compensation expense should have been recognized as compensation expense in certain of the financial statements previously issued by the Company. After reviewing the matter with J.H. Cohn LLP and with Wiss & Company LLP, the Company’s previous independent registered public accounting firm, the Company identified certain non-cash adjustments that necessitated the restatement of its financial statements for each of the first two quarters in the fiscal year ending June 30, 2005 and for the fiscal year ended June 30, 2004 and for the quarters within the fiscal year ended June 30, 2004. Consequently, J.H. Cohn LLP also advised the Audit Committee and management of certain material weaknesses, including the inability to prepare financial statements and notes in accordance with U.S. generally accepted accounting principles and SEC rules, and improper accounting procedures for grants with “cashless exercise” provisions per Financial Accounting Standards Board’s Interpretation 44, “Accounting for Certain Transactions Involving Stock Compensation – an Interpretation of APB Opinion No. 25". J.H. Cohn LLP indicated that they considered these deficiencies to be material weaknesses as that term is defined under standards established by the

Public Company Accounting Oversight Board (United States). On May 10, 2005, the Board of Directors of the Company rescinded the cashless exercise provision for all of the Company’s outstanding option grants. Thus, variable accounting relating to the cashless exercise feature was no longer required after the Company’s fiscal quarter ended June 30, 2005.

The Company completed its restatement of the affected financial statements in 2005. Commencing in the fourth quarter of the Company’s 2005 fiscal year, the Company began undertaking a review of the Company’s disclosure, financial information and internal controls and procedures. This review included increased diligence by the Company’s management and directors, as well as the use of additional outside resources. Further, the Company accelerated its timetable to hire a Chief Financial Officer and initiated the search process. In March 2006, the Company hired a Chief Financial Officer, with substantial Sarbanes-Oxley compliance experience. With the hiring of its Chief Financial Officer, the Company has been developing a detailed plan to address compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Principal Accountant Fees and Services

Audit Fees.   Fees for audit services provided by Amper, Politziner & Mattia, P.C. our current principal independent registered public accounting firm, for the year ended June 30, 2007 are $102,000. Fees for audit services provided by J.H. Cohn LLP, our former principal independent registered public accounting firm, during the years ended June 30, 2007 and 2006 were $34,885 and $118,196, respectively.

Audit services consisted primarily of the annual audits, review of our interim financial statements, services provided in connection with restatements of our financial statements, and services that are normally provided by our accountants in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees.   Fees for audit-related services provided by J.H. Cohn LLP, our former principal independent registered public accounting firm, during the years ended June 30, 2007 and 2006 were $18,096 and $5,258, respectively. Audit-related fees consisted primarily of the review of registration statements filed by the Company.

Tax Fees.   Fees for tax services provided by J.H. Cohn LLP, our former principal independent registered public accounting firm, during the year ended June 30, 2006 were $11,200. Tax services related primarily to the preparation of Company tax filings with regulatory agencies.

All Other Fees. There were no other fees billed for services.

Pre-Approval Policies and Procedures.   The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent registered public accounting firm.  The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services.  Unless the specific service has been pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it.  All services performed in our fiscal year 2007 were pre-approved.

PROPOSAL NO. 2

Ratify Selection of Independent Registered Public Accounting Firm

The Audit Committee has appointed, and is requesting ratification by the stockholders of the appointment of, the registered public accounting firm of Amper, Politziner & Mattia, P.C. to serve as independent auditors for the fiscal year ending June 30, 2008.

Although stockholder action in this matter is not required, the Board believes that it is appropriate to seek stockholder ratification of this appointment in light of the critical role played by independent registered public accounting firm in maintaining the integrity of our financial controls and reporting. If our stockholders fail to ratify the appointment, the Board will reconsider the selection. Even if the selection is ratified, the Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if the Board determines that such a change would be in the best interests of Media Sciences International and our stockholders.

The Board of Directors recommends a vote “FOR”

the ratification of the selection of Amper, Politziner & Mattia, P.C.

EXECUTIVE COMPENSATION

Compensation Summary

The following table summarizes the compensation paid to our Chief Executive Officer and our two other most highly compensated executive officers (collectively, the “Named Executive Officers”) in fiscal 2007.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(4)	All Other Compensation ($)(5)	Total ($)

Michael W. Levin	2007	225,000	40,000	–	–	23,857	288,857
Chief Executive Officer and President
Kevan D. Bloomgren	2007	160,000	30,400	25,770	17,800	4,408	238,378
Chief Financial Officer
Lawrence Anderson	2007	160,000	29,280	7,589	6,252	3,300	206,421
Chief Operating Officer

(1)	Refers to amounts under the company’s Performance Based Bonus Compensation plan.
(2)

Represents the stock-based compensation recognized in fiscal 2007 in accordance with SFAS No. 123(R). Option awards are valued at the fair value on the grant date using a Black-Scholes model. Assumptions made in the valuation of stock and option awards are discussed in Note 4 to the consolidated financial statements. The grant date fair value of each award, adjusted for estimated forfeiture, is recognized as stock-based compensation expense over the service period.

(3)

On March 15, 2006, we granted Mr. Bloomgren, 50,000 shares of common stock, subject to vesting over five years at 20% per year beginning on the first anniversary of the grant. 10,000 shares vested in fiscal 2007. The total grant date fair value of the award is $195,500, disregarding estimates of forfeitures related to service-based vesting conditions.

On August 8, 2006, we granted Mr. Anderson 4,357 shares of common stock, subject to vesting over two years at 50% per year beginning on the first anniversary of the grant. The total grant date fair value of the award is $19,999, disregarding estimates of forfeitures related to service-based vesting conditions.

(4)

On March 15, 2006, we granted Mr. Bloomgren stock options to purchase 50,000 shares of our common stock, exercisable for ten years at $3.91 per share, subject to vesting over five years at 20% per year beginning on the first anniversary of the grant. 10,000 options vested in fiscal 2007. The total grant date fair value of the award is $135,040, computed using a Black-Scholes model.

On June 6, 2005, we granted Mr. Anderson stock options to purchase 100,000 shares of our common stock, exercisable for ten years at $1.60 per share, subject to vesting over five years at 20% per year beginning on the first anniversary of the grant. 20,000 shares vested in each of fiscal 2006 and fiscal 2007. The total grant date fair value of the award is $47,430, computed using a Black-Scholes model.

(5)

For Mr. Levin, this includes $18,773 for lease of an automobile, $3,944 for a matching contribution under our 401(k) plan, and $1,140 for life insurance premiums, where the beneficiary is not the company. For the other Named Executive Officers, this includes both 401(k) plan matching contributions and life insurance premiums, where the beneficiary is not the company.

Performance Based Bonus Compensation

From year to year, our Compensation Committee may establish certain performance criteria for our executive officers, based on factors and criteria as the Compensation Committee may deem relevant. For our 2007 fiscal year, we had in effect a performance based cash bonus compensation plan for certain executive officers. Bonuses are paid after the fiscal year end. In July 2007, the Compensation Committee adopted a performance based bonus compensation plan for the 2008 fiscal year, similar in structure to the fiscal 2007 plan.

For our Chief Executive Officer, the potential cash bonus was $200,000, of which 20% was based on individualized performance goals (“Individual Performance Bonus”), and 80% determined wholly upon attaining earnings per share criteria determined by the Board (“EPS Bonus”). For the other Named Executives Officers, the potential cash bonus was 20-40% of their base salary, of which 50% was based on the Individual Performance Bonus criteria, and 50% on the EPS Bonus.

The following table summarizes the payout structure under the fiscal year 2007 bonus structure. The EPS Bonus was to be earned if our Company’s earnings per share equaled or exceeded a minimum level established by the Compensation Committee. The EPS Bonus range set forth in the table assumed the achievement of the minimum targeted level and up to 100% of the targeted goal. If the minimum level was not achieved, no EPS Bonus was earned. If the minimum level is achieved or exceeded, the amount of the EPS Bonus was based upon the level of earnings per share achieved by the Company. If the maximum targeted goal was exceeded, the EPS Bonus payable could exceed the EPS Bonus potential set forth in the table below. Factors in determining the Individual Performance Bonus includes matters such as achieving specified leadership initiatives, and the achievement of certain strategic and business goals including, but not limited to, customer growth, new product development, information technology upgrades, manufacturing efficiencies and corporate compliance goals.

	Fiscal 2007 Bonus Potential			Fiscal 2007 Bonus Earned
Name	EPS Bonus ($)	Individual Performance Bonus ($)	Total Bonus ($)	EPS Bonus ($)	Individual Performance Bonus ($)	Total Bonus ($)

Michael W. Levin	80,000 - 160,000	0 – 40,000	200,000	0	40,000	40,000
Kevan Bloomgren	16,000 – 32,000	0 - 32,000	64,000	0	30,400	30,400
Lawrence Anderson	16,000 – 32,000	0 - 32,000	64,000	0	29,280	29,280

Outstanding Equity Awards at 2007 Fiscal Year End

The following table sets forth information concerning outstanding option and stock awards held by the Named Executive Officers as at June 30, 2007.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(a)

Michael W. Levin (b)	350,000	–	1.00	6-29-2008	–	–
Kevan D. Bloomgren (c)	10,000	40,000	3.91	3-14-2016	40,000	235,200
Lawrence Anderson (d)	25,000	60,000	1.60	6-05-2015	4,357	25,619

(a)

The amounts in this column reflect the fair market value of outstanding restricted stock awards for the named executive officers using the closing price on June 29, 2007 of $5.88, the last trading day of our common stock in fiscal 2007.

(b)	For Mr. Levin, refers to stock options granted in 2003 pursuant to an employment agreement. Additional information can be found under the heading “Employment Agreement with Chief Executive Officer”.

(c)	For Mr. Bloomgren, refers to grants of restricted stock and stock options discussed in Summary Compensation Table footnotes 3 and 4.
(d)	For Mr. Anderson, refers to grants of restricted stock and stock options discussed in Summary Compensation Table footnotes 3 and 4. Mr. Anderson exercised 15,000 options on September 29, 2006.

Option Exercises and Stock Vested in Fiscal 2007

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Michael W. Levin	150,000	732,293	–	–
Kevan D. Bloomgren	–	–	10,000	54,100
Lawrence Anderson	15,000	56,100	–	–

(1)

The amount is the difference between (A) either (i) the actual sales price of the shares underlying the options exercised if the shares were immediately sold or (ii) the closing price of the shares underlying the options exercised if the shares were held and (B) the applicable exercise price of those options.

(2)	The amount is the number of shares of stock vesting multiplied by the closing price of our common stock on the vesting date.

Incentive Stock Plans

Our equity incentive program is a broad-based, long-term retention program that is intended to attract and retain qualified management and technical employees, and align stockholder and employee interests. The equity incentive program presently consists of two plans: the Company's 1998 Incentive Stock Plan and the Company’s 2006 Incentive Stock Plan. Under both plans, non-employee directors, officers, key employees, consultants and all other employees may be granted options to purchase shares of our stock, restricted stock units and other types of equity awards. Both plans provides for the issuance of up to 1,000,000 shares of our common stock. As of June 30, 2007,we had outstanding under the 1998 plan, subject to vesting, stock options to purchase 628,694 shares of common stock, exercisable for up to ten years at prices of $0.43 to $6.33 per share, and 104,159 shares issuable pursuant to restricted stock awards. Since the effective date of the 1998 plan, 303,797 shares have been issued, including 124,159 shares as stock grants and 179,638 shares through exercise of options. As of June 30, 2007, 67,509 shares of the Company’s common stock were available for grant under the 1998 plan. As of June 30, 2007, no shares had been issued under the 2006 Plan.

Employee Profit Sharing Plan

We have a tax-qualified employee paired profit sharing plan sponsored by DWS Scudder Deutsche Bank Group. This 401(k) plan covers all of our employees that have been employed for at least six months and meet other age and eligibility requirements. Under the 401(k) plan, employees may choose to reduce their current compensation by up to 15% each year and have that amount contributed to the 401(k) plan. We make matching contributions equal to 25% of the employee’s contribution. In our discretion, we may contribute unmatched contributions. The 401(k) plan qualifies under Section 401 of the Internal Revenue Code, so that we can deduct contributions by employees or by us. Employee contributions to the 401(k) plan are fully vested at all times, and our contributions, if any, vest at the rate of 25% after two years and after two years at the rate of 25% a year until fully vested. The company’s contributions to the plan were $39,000 in 2007 and $41,500 in 2006.

Employment Agreement with Chief Executive Officer

Michael W. Levin serves as our Chief Executive Officer and President pursuant to a five-year employment agreement that began as of July 1, 2003. His current annual salary for fiscal year 2008 is $250,000. In 2003, we granted him 500,000 five-year stock options to purchase 500,000 shares of common stock. The exercise price for the stock options is $1.00 per share. Stock options to purchase 250,000 shares vested on the date of grant, additional stock options to purchase 125,000 shares vested on June 30, 2004, and the remaining stock options to purchase 125,000 shares vested on June 30, 2005. These stock options are cumulative and are subject to anti-dilution rights.

He is also entitled to receive:

•	death benefits of $100,000;
•	a fifteen-year term life insurance policy for $2,000,000;
•	a luxury automobile;
•	reimbursement for reasonable travel and other business related expenses;
•	six weeks vacation;
•	medical and dental insurance; and
•	participation in any employee plan, perquisite and other benefits made available to Media Sciences’ employees or management in general.

We may also award him an annual performance bonus or other bonus as determined by the Board of Directors.

If we undergo a “change of control”, we must pay him an amount equal to 290% of his base compensation. He has the right to terminate his employment if we undergo a change in control. As defined in his employment agreement, a change of control refers to:

•	a change in our ownership or management that is required to be reported under the federal securities laws;
•	the acquisition, other than directly from Media Sciences, of 25% or more of our common stock or our voting securities by persons other than Media Sciences or Levin;
•	a change in a majority of the current Board of Directors, excluding a Board approved change that does not result from a proxy contest;
•

a reorganization, merger, consolidation or sale of substantially all of our assets, after which our stockholders do not own, in the same proportion, more than 50% of the voting power, after which a majority of the board of directors changes, and after which a new stockholder beneficially owns 25% or more of the voting power; or

•	stockholder approval of our liquidation or dissolution.

The employment agreement provides for termination for cause.

EQUITY COMPENSATION PLAN INFORMATION

The following table set forth outstanding securities authorized for issuance under equity compensation plans as of June 30, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance

Equity compensation plans approved by securities holders	1,292,853	$2.46	1,067,509
Equity compensation plans not approved by security holders	–	–	–
Total	1,292,853	$2.46	1,067,509

(a)	Includes 104,159 shares issuable pursuant to restricted stock awards under the Company’s stockholder-approved 1998 Plan. There is no exercise price associated with a restricted stock award.
(b)	Calculation excludes shares subject to restricted stock awards.

Plans in the Stockholder Approved Category

Our equity incentive program is a broad-based, long-term retention program that is intended to attract and retain qualified management and technical employees, and align stockholder and employee interests. The equity incentive program presently consists of two plans: the Company's 1998 Incentive Stock Plan and the Company’s 2006 Incentive Stock Plan. Under both plans, non-employee directors, officers, key employees, consultants and all other employees may be granted options to purchase shares of our stock, restricted stock units and other types of equity awards. Both plans provides for the issuance of up to 1,000,000 shares of our common stock. As of June 30, 2007,we had outstanding under the 1998 plan, subject to vesting, stock options to purchase 628,694 shares of common stock, exercisable for up to ten years at prices of $0.43 to $6.33 per share, and 104,159 shares issuable pursuant to restricted stock awards. Since the effective date of the 1998 plan, 303,797 shares have been issued, including 124,159 shares as stock grants and 179,638 shares through exercise of options. As of June 30, 2007, 67,509 shares of the Company’s common stock were available for grant under the 1998 plan. As of June 30, 2007, no shares had been issued under the 2006 Plan.

On April 7, 2003, we issued to Frances Blanco stock options to purchase 25,000 shares of common stock. The stock options vest on April 6, 2004 and are exercisable until April 5, 2008 at $0.50 per share.

In June 2003, we issued to Michael W. Levin stock options to purchase up to 500,000 shares of common stock, exercisable at $1.00 per share and expiring in June 2008, of which 350,000 options were outstanding at June 30, 2007.

On May 24, 2004, we issued to Frances Blanco options to purchase 100,000 shares of our common stock, of which 50,000 options vested on the grant date, 25,000 options vested as of May 25, 2005, and the remaining 25,000 options are subject to vesting as of May 24, 2006. The options are exercisable for ten years at $1.06 per share.

On June 6, 2005, we issued to Lawrence Anderson options to purchase 100,000 shares of common stock, which vest ratably, on an annual basis, over the period June 6, 2005 through June 5, 2010, and are exercisable for ten years at $1.60 per share, of which 85,000 options were outstanding at June 30, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee reviews and, as appropriate, approves and ratifies transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. During fiscal 2007, we were not a party to any transaction or series of similar transactions that qualify for disclosure under Item 404(a) of Regulation S-B of the Securities Exchange Act of 1934.

STOCK OWNERSHIP

The tables below sets forth, as of October 31, 2007, the shares of our common stock beneficially owned by (i) each of our officers and directors, and by all of our officers and directors as a group, and (ii) by each person known to us to be the beneficial owner of more than five percent of our outstanding shares of common stock. This information was determined in accordance with Rule 13(d)-3 under the Securities Exchange Act of 1934, and is based upon the information provided by the persons listed below.

All persons named in the table have the sole voting and dispositive power with respect to common stock beneficially owned. Beneficial ownership of shares of common stock that are acquirable within 60 days upon the exercise or conversion of stock options and warrants are listed separately. For each person named in the table, the calculation of percent of class gives effect to those acquirable shares.

The address of each of the persons named in the tables is c/o Media Sciences International, Inc., 8 Allerman Road, Oakland, New Jersey 07463, unless otherwise indicated.

Security Ownership of Directors and Management

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner		Additional Shares Acquirable Within 60 days		Percent of Class
Michael W. Levin	1,268,450	(a)	260,000	(b)	12.9%
Kevan D. Bloomgren	90,000	(c)	10,000	(d)	*
Lawrence Anderson	21,357	(e)	25,000	(f)	*
Denise Hawkins	500	(g)	23,336	(h)	*
Paul Baker	90,000		88,000	(i)	1.5%
Dennis Ridgeway	0		20,000	(j)	*
Henry Royer	5,000	(k)	20,000	(l)	*
Edwin Ruzinsky	40,000		45,000	(m)	*
Willem van Rijn	0		20,000	(n)	*
Alan L. Bazaar (o)	992,050		35,000	(p)	8.8%
Frank J. Tanki	0		10,000	(q)	*
All present officers and directors as a group (11 persons)	2,507,357		556,336		25.2%

*	Represents less than 1%
(a)	Includes 120,000 shares owned by his minor children.
(b)	Refers to shares acquirable upon exercise of options, exercisable at $1.00 per share until June 29, 2008.
(c)	Includes 40,000 restricted shares, granted on March 15, 2006, subject to vesting annually in equal installments over a four year period on March 15, 2008 through 2011.
(d)

Does not include shares acquirable upon exercise of 40,000 options, exercisable at $3.91 per share until March 14, 2016, subject to vesting in equal installments annually over a four year period on March 15, 2008 through 2011, nor upon exercise of 5,027 options, exercisable at $5.65 per share until October 10, 2014, subject to vesting in equal installments annually over a three year period commencing with October 10, 2008.

(e)	Includes 4,357 restricted shares, granted on August 8, 2007, subject to vesting annually in equal installments over a two year period.
(f)

Refers to shares acquirable upon exercise of options, exercisable at $1.60 per share until June 6, 2015. Does not include shares acquirable upon the exercise of 60,000 options, exercisable at $1.60 per share until June 5, 2015, that are subject to vesting in equal installments annually over a three year period, commencing on June 6, 2008.

(g)	Does not include 3,157 restricted shares, granted on October 10, 2007, subject to vesting annually in equal installments over a three year period commencing with October 10, 2008.
(h)

Refers to shares acquirable upon exercise of options: 10,002 options exercisable at $1.70 per share until July 16, 2011 and 13,334 options exercisable at $1.91 per share until January 11, 2015. Does not include shares acquirable upon the exercise of 6,667 options, exercisable at $1.91 per share until January 11, 2015, that are subject to vesting on January 12, 2008.

(i)

Refers to shares acquirable upon exercise of options: 3,000 options exercisable at $2.00 per share until August 11, 2008; 30,000 options exercisable at $3.31 per share until April 6, 2009; 5,000 options exercisable at $2.19 per share until July 3, 2010; 5,000 options exercisable at $2.00 per share until July 2, 2011; 5,000 options exercisable at $0.65 per share until September 24, 2012; 10,000 options exercisable at $0.43 per share until May 6, 2013; 5,000 options exercisable at $0.85 per share until February 10, 2014; 5,000 options exercisable at $1.45 per share until December 17, 2014; 10,000 options exercisable at $2.71 per share until January 30, 2016; and 10,000 options exercisable at $6.30 per share until December 14, 2016. Does not include shares acquirable upon exercise of 9,123 options, exercisable at $5.65 per share from October 10, 2008 until October 10, 2014.

(j)

Refers to shares acquirable upon the exercise of 10,000 options, exercisable at $3.38 per share until February 26, 2016; and 10,000 options, exercisable at $6.30 per share until December 14, 2016. Does not include shares acquirable upon exercise of 9,123 options, exercisable at $5.65 per share from October 10, 2008 until October 10, 2014.

(k)	Does not include 90,000 shares held by Heffernen 1966 Trust B, a trust controlled by Mr. Royer’s spouse. Mr. Royer disclaims beneficial ownership of such shares.

(l)

Refers to shares acquirable upon the exercise of 10,000 options, exercisable at $2.71 per share until January 30, 2016; and 10,000 options, exercisable at $6.30 per share until December 14, 2016. Does not include shares acquirable upon exercise of 9,123 options, exercisable at $5.65 per share from October 10, 2008 until October 10, 2014.

(m)

Refers to shares acquirable upon exercise of options: 10,000 options exercisable at $2.06 per share until August 27, 2009; 5,000 options exercisable at $2.19 per share until July 3, 2010; 5,000 options exercisable at $2.00 per share until July 2, 2011; 5,000 options exercisable at $1.45 per share until December 17, 2014; 10,000 options exercisable at $2.71 per share until January 30, 2016; and 10,000 options exercisable at $6.30 per share until December 14, 2016. Does not include shares acquirable upon exercise of 9,123 options, exercisable at $5.65 per share from October 10, 2008 until October 10, 2014.

(n)

Refers to shares acquirable upon the exercise of 10,000 options, exercisable at $4.09 per share until May 2, 2016; and 10,000 options, exercisable at $6.30 per share until December 14, 2016. Does not include shares acquirable upon exercise of 9,123 options, exercisable at $5.65 per share from October 10, 2008 until October 10, 2014.

(o)

For purposes of the table, Mr. Bazaar’s reported beneficial ownership refers to the beneficial ownership of Richard L. Scott Investments, LLC and its affiliates. Mr. Bazaar is a Managing Director and Portfolio Manager at Richard L. Scott Investments, LLC. Mr. Bazaar disclaims beneficial ownership of the securities held by Richard L. Scott Investments, LLC and its affiliates.

(p)

Refers to shares acquirable upon exercise of options: 10,000 options exercisable at $1.69 per share until June 30, 2009; 5,000 options exercisable at $1.45 per share until December 17, 2014; 10,000 options exercisable at $2.71 per share until January 30, 2016; and 10,000 options exercisable at $6.30 per share until December 14, 2011. Does not include shares acquirable upon exercise of 9,123 options, exercisable at $5.65 per share from October 10, 2008 until October 10, 2014.

(q)

Refers to shares acquirable upon exercise of options: 10,000 options exercisable at $6.30 per share until December 14, 2016. Does not include shares acquirable upon exercise of 9,123 options, exercisable at $5.65 per share from October 10, 2008 until October 10, 2014.

Security Ownership of 5% Beneficial Owners

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Additional Shares Acquirable Within 60 days		Percent of Class
Richard L. Scott (a) 100 First Stamford Place Stamford, CT 06902	992,050	35,000	(b)	8.8%

(a)

Beneficially owns securities through different entities, including: 202,300 shares held by GFX Investments, LLC, for which he is the beneficial owner; 606,050 shares held by Scott Family Florida Partnership Trust; 93,300 shares held by F. Annette Scott Florida Trust, of which his spouse is the trustee; and 90,400 shares held by Richard L. Scott Florida Trust.

(b)

Refers to shares acquirable upon exercise of options: 10,000 options exercisable at $1.69 per share until June 30, 2009; 5,000 options exercisable at $1.45 per share until December 17, 2009; 10,000 options exercisable at $2.71 per share until January 30, 2016; and 10,000 options exercisable at $6.30 per share until December 14, 2011.

Changes in Control

We do not have any arrangements that may result in a change in control.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Media Sciences’ executive officers, directors, and persons who beneficially own more than ten percent of Media Sciences’ common stock to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of Media Sciences’ common stock. Such persons are also required by Securities and Exchange Commission regulations to furnish Media Sciences with copies of all such Section 16(a) forms filed by such person. Based solely on a review of the copies of such reports furnished to Media Sciences during and in connection with Media Sciences’ fiscal year ended 2007, Media Sciences is not aware of any material delinquencies in the filing of such reports, other than Frank Tanki filed one report one day late reporting the grant of stock options upon becoming a director in December 2006, and Frances Blanco, a former employee, did not file a Form 4 or Form 5 reporting the cessation of her status as an officer subject to Section 16.

ADDITIONAL INFORMATION

Stockholder Proposals

To be considered for inclusion in our next year’s annual meeting and related proxy materials, stockholder proposals must be submitted in writing by August 31, 2008. All proposals should be submitted in writing to: Corporate Secretary, Media Sciences International, Inc., 8 Allerman Road, Oakland, New Jersey 07436. The submission of a stockholder proposal does not guarantee that it will be included in our next year’s proxy statement. There are additional requirements regarding proposals of stockholders, and a stockholder contemplating submission of a proposal is referred to Rule 14a-8 promulgated under the Securities Exchange Act of 1934. We did not receive any stockholder proposals in connection with this year’s meeting and proxy statement.

Expenses of Proxy Solicitation

We pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes in connection with the annual meeting. If you choose to vote over the internet or by telephone, you are responsible for internet access or telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We have not retained a proxy soliciting firm to assist in the solicitation of proxies, but we may do so, and we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

Annual Report

Our Annual Report on Form 10-KSB for the year ended June 30, 2007 accompanies this proxy statement. We will mail without charge, upon written request, a copy of our annual report on Form 10-KSB, including the financial statements, schedules, and list of exhibits. Requests should be sent to: Attn.: Investor Relations, Media Sciences International, Inc., 8 Allerman Road, Oakland, New Jersey 07436.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries, such as banks and brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as ‘‘householding,’’ potentially means extra convenience for stockholders and cost savings for companies.

A number of banks and brokers with account holders who are stockholders of Media Sciences household the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, direct your written request to Investor Relations, Media Sciences International, Inc., 8 Allerman Road, Oakland, New Jersey 07436, or contact Investor Relations, Media Sciences International, Inc. at (201) 677-9311. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Other Action at Meeting

Our Board knows of no other matters, except the proposals in this Proxy Statement, for stockholder action at the Special Meeting. If any other items or matters properly come before the meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

By order of the Board of Directors

/s/ Denise Hawkins
Denise Hawkins, Secretary
Oakland, New Jersey
November 2, 2007

[FORM OF PROXY]

VOTE BY TELEPHONE OR INTERNET

QUICK ««« EASY ««« IMMEDIATE

MEDIA SCIENCES INTERNATIONAL, INC.

Voting by telephone or Internet is quick, easy and immediate. As a Media Sciences International, Inc. stockholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on December 13, 2007.

To Vote Your Proxy by Internet

www.continentalstock.com.

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

To Vote Your Proxy by Phone

1 (866) 894-0537

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE BELOW CARD IF VOTING ELECTRONICALLY OR BY PHONE.

To Vote Your Proxy by Mail

Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

-------------------------------------------------------------------------------------------------------------------------------------------

PROXY	Please mark your votes like this	☒

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.

THIS PROXY IS SOLICTED ON BEHALF OF THE BOARD OF DIRECTORS.

		WITHHOLD
	FOR	AUTHORITY			FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS	☐	☐	2.	Ratify Selection of Independent Registered Public Accounting Firm	☐	☐	☐
(To withhold authority to vote for any
individual nominee, strike a line through
that nominee’s name in the list below)

01- MICHAEL W. LEVIN, 02 - PAUL C. BAKER 03 - EDWIN RUZINSKY, 04 - HENRY ROYER 05 - ALAN BAZAAR, 06 - DENNIS RIDGEWAY 07 - WILLEM VAN RIJN, 08 - FRANK J. TANKI

COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature_______________________	Signature_______________________	Date__________

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

-------------------------------------------------------------------------------------------------------------------------------------------

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

MEDIA SCIENCES INTERNATIONAL, INC.

The undersigned appoints Denise Hawkins and Kevan Bloomgren, and each of them, as proxies, each with the power to appoint her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Media Sciences International, Inc. held of record by the undersigned at the close of business on October 31, 2007 at the Special Meeting of Stockholders of Media Sciences International, Inc. to be held on December 14, 2007 or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)